Exhibit 99.5

Midas Medici Closes Acquisition of WeatherWise Holdings, Inc.

Midas to Host a Conference Call to Discuss its Acquisition of WeatherWise on Friday, May 13, 2011 at 10:00am EDT

Acquisition to Provide Sophisticated Analytical Software Tools to Support Midas’ Green IT and Smart Grid Mission

NEW YORK, New York — May 11, 2011 — Midas Medici Group Holdings, Inc. (“Midas”) (OTCBB: MMED), an innovative green IT company in the fields of virtualization, cloud computing and data management, as well as Smart Grid solutions, today announced that it has closed its acquisition of WeatherWise Holdings, Inc. (“WeatherWise”), an analytical and data modeling software company.  Midas will host a conference call to discuss the acquisition on Friday, May 13, 2011 at 10:00am EDT.

First announced in April, the acquisition of WeatherWise was completed in an all-stock transaction.  With its proprietary technology, WeatherWise specializes in providing customized consumer energy products including SetYourBillSM payment systems, WeatherProofBill® fixed bill and capped bill products, EnerCheck® energy efficiency and carbon footprint reporting, and billing support services. The acquisition of WeatherWise and its sophisticated software and analytical capabilities will allow Midas to more effectively increase participation in the digitization of the electrical grid and offerings of energy efficient IT infrastructure for data centers while enhancing the company’s future growth potential.  As part of the merger, WeatherWise will be rebranded “UtiliPoint Analytics,” allowing Midas to further leverage its Consonus and UtiliPoint brands as it sets out to monetize WeatherWise’s intellectual property and sophisticated technologies.

“On behalf of our management and Board of Directors, I am pleased to announce the closing of Midas’ acquisition of WeatherWise,” stated Nana Baffour, CEO and Co-Founder of Midas. “Following our recent merger with Consonus in March, this acquisition will set the stage for additional synergies between our Consonus and UtiliPoint brands as we look to capitalize on energy efficiency opportunities that span our core disciplines in the energy sector and data center IT infrastructure.  This new milestone represents a further step towards our goal of transforming Midas into an organization with a focus on both green IT and Smart Grid solutions throughout the United States, and around the world.”

Founded in 1996 in Pittsburgh, Pennsylvania, the majority of WeatherWise’s current revenues come from its WeatherProofBill® Program, where consumers pay fixed annual bills for heating and cooling regardless of the weather.  This service is made possible by WeatherWise’s highly sophisticated and proprietary analytical software tools which have much broader applications. Over the years WeatherWise has established an intellectual property portfolio that protects its key product offerings, including a patent for energy efficiency monitoring, and multiple patents pending for rates calculation software.

“The operational benefits of the acquisition are significant and include specialized technical resources, a strong management team and a robust intellectual property portfolio,” said Johnson Kachidza, President, CFO and Co-Founder of Midas. “Through this most recent transaction, Midas is meeting its goal of capitalizing on opportunities at the intersection of energy and technology as we continue to expand through both organic growth and acquisitions.”

As a result of the acquisition, Midas now has access to WeatherWise’s team of highly seasoned engineers, programmers and energy professionals, who have over 70 years of combined experience in analytical modeling across various energy consumer applications.   In addition, Midas has access to the proprietary software developed at WeatherWise, which uses sophisticated heuristic algorithms to model the energy consumption of commercial and residential customers. The accuracy of its models surpasses the most advanced modeling methods currently available to energy companies from academic and research institutions. This accuracy is especially important in the reduction of risks and costs and increased clarity in observation of consumer behavior changes.

Conference Call:

Subsequent to today's release, a conference call to discuss Midas’ acquisition of WeatherWise is scheduled for Friday, May 13, 2011 at 10:00am EDT.

The teleconference can be accessed by dialing 877-407-8033 when calling within the United States or 201-689-8033 when calling internationally.  Please dial in 10 minutes prior to the beginning of the call. There will be a playback available until May 27, 2011.  To listen to the playback dial 877-660-6853 when calling within the United States or 201- 678-7415 when calling internationally and use account number: 286 in conjunction with replay ID number: 372747.

The conference call will be simultaneously webcast and available at: http://www.trilogy-capital.com/autoir/mmed_autoir.html.

About Midas Medici Group Holdings, Inc.

Midas Medici Group Holdings, Inc. (OTCBB: MMED) is a green IT company that supplies mid-sized and select enterprises and institutions with leading-edge IT solutions in the fields of virtualization, cloud computing and data management, as well as working with utilities and other institutions to transform the electric grid through digital technologies.  Across its Consonus and UtiliPoint brands, Midas works with its customers by optimizing IT and data center investments, cutting energy usage and preventing data loss, all while maximizing productivity.  Through a management team with decades of experience, Midas is positioning itself to take advantage of the high-growth IT industry through its unique specialized services at the intersection of energy and technology.

For more information, please visit Midas Medici on the web at: www.midasmedici.com.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the Company's business and operations; business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Company Contact:

Johnson Kachidza
Chief Financial Officer
212-792-0920

Investor Contact:

Trilogy Capital Partners
Darren Minton, President
Toll-free: 800-592-6067
info@trilogy-capital.com

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